UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 9, 2021

VolitionRx Limited

(Exact name of registrant as specified in its charter)

Delaware	001-36833	91-1949078
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
13215 Bee Cave Parkway Suite 125, Galleria Oaks B Austin, Texas 78738
(Address of principal executive offices and Zip Code)
+1 (646) 650-1351
(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock	VNRX	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

                                                                                                                   Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 2.02Results of Operations and Financial Condition.

Recent Developments

Certain Preliminary Financial Results

In connection with a proposed registered offering of common stock, VolitionRx Limited (the “Company”) has announced that it expects to report that it had approximately $19.4 million in cash and cash equivalents as of December 31, 2020 and has additionally raised approximately $1.2 million during January 2021 under its “at the market” offering program pursuant to the Company’s effective “shelf” registration statement on Form S-3 (File No. 333-227248).

These amounts comprise forward-looking statements based on preliminary unaudited information and management estimates for the year ended December 31, 2020 and month ended January 31, 2021, and are not a comprehensive statement of the Company’s financial results for these periods, and are subject to change pending completion of the Company’s financial closing procedures, final adjustments, completion of the audit of the Company’s financial statements and other developments that may arise between now and the time such audit is completed. Additional information and disclosures would be required for a more complete understanding of the Company’s financial position and results of operations as of December 31, 2020. The Company’s independent registered public accounting firm has not conducted an audit or review of, and does not express an opinion or any other form of assurance with respect to, these preliminary estimates. The Company expects the audit of its financial statements for the year ended December 31, 2020 to be completed subsequent to the completion of the proposed registered offering.  It is possible that the Company or its independent registered public accounting firm may identify items that require them to make adjustments to the preliminary estimates set forth above and those changes could be material.

The information in this Item 2.02 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01Other Events.

The information contained in Item 2.02 above is incorporated herein by reference.

Cautionary Note Regarding Forward-Looking Statements

Statements in this Current Report on Form 8-K (this “Report”) may be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act, that concern matters that involve risks and uncertainties that could cause actual results to differ materially from those anticipated or projected in the forward-looking statements. Words such as “expects,” “anticipates,” “intends,” “plans,” “aims,” “targets,” “believes,” “seeks,” “estimates,” “optimizing,” “potential,” “goal,” “suggests,” “could,” “would,” “should,” “may,” “will” and similar expressions identify forward-looking statements. These forward-looking statements are based upon current estimates and assumptions.

The Company’s actual results may differ materially from current expectations and assumptions from those indicated or implied by any forward-looking statements due to numerous risks and uncertainties.  The forward-looking statements contained in this Report are based on historical performance and management’s current plans, estimates and expectations in light of information currently available to the Company and are subject to uncertainty and changes in circumstances. There can be no assurance that future developments affecting the Company will be those that we have anticipated. Actual results may differ materially from these expectations due to changes in global, regional or local political, economic, business, competitive, market, regulatory, public health and other factors, many of which are beyond the Company’s control, as well as the other factors described in the Company’s filings with the U.S. Securities and Exchange Commission. Additional factors or events that could cause the Company’s actual results to differ may also emerge from time to time, and it is not possible for us to predict all of them. Should any of the Company’s assumptions prove to be incorrect, the Company’s actual results may vary in material respects from what we may have expressed or implied by these forward-looking statements. You should not place undue reliance on any of the Company’s forward-looking statements. Any forward-looking statement made by the Company in this Report speaks only as of the date hereof. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by applicable securities laws.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOLITIONRX LIMITED
Date: February 9, 2021	By:	/s/ Cameron Reynolds
Cameron Reynolds
Chief Executive Officer & President